UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 12, 2005
THE HERTZ CORPORATION
(Exact name of registrant specified in its charter)

Delaware	001-07541	13-1938568

(State or other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

225 Brae Boulevard
Park Ridge, New Jersey	07656-0713

(Address of principal executive offices)	(Zip Code)
(201) 307-2000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
SIGNATURE

Section 8 — Other Events
Item 8.01 Other Events.
Ford Motor Company (“Ford”) announced the execution of a definitive agreement with an investor group of private equity firms, under which Ford will sell to the investor group all of the shares of common stock of The Hertz Corporation (“Hertz”), currently a wholly owned subsidiary of Ford. The acquiring investor group is composed of Clayton Dubilier & Rice, The Carlyle Group and Merrill Lynch Global Private Equity.
In connection with the transaction, Hertz plans to commence a cash tender offer for up to $2.3 billion of certain of its outstanding debt securities and Ford Motor Credit Company (“Ford Credit”) has announced that it plans to file with the Securities and Exchange Commission a registration statement to offer to exchange debt securities of Ford Credit for up to $2.4 billion of outstanding debt securities of Hertz having similar terms.
The purchase of Hertz is subject to customary conditions, including applicable regulatory approvals, and is anticipated to be completed by December 31, 2005.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HERTZ CORPORATION (Registrant)
By:	/s/ Paul J. Siracusa
Paul J. Siracusa
Executive Vice President and Chief Financial Officer

Date: September 14, 2005